       04.02.001










THE SECURITIES THAT ARE: REPRESENTED BY THIS WARRANT AND THAT MAY BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT (THE "SECURITIES") HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES LAWS OF OTHER APPLICABLE JURISDICTIONS.

                        GEMCO NATIONAL, INC.

                    COMMON STOCK PURCHASE WARRANT


No. C-L                                              March 31, 1989

        THIS CERTIFIES that, for value received, Corporate Life Insurance Company, or registered assigns, is entitled to subscribe for and purchase from Gemco National, Inc. (the "Corporation") all or any part of 1,000,000 shares of Common Stock of the Corporation (the "Warrant Shares"), subject to adjustment from time to time in accordance with Section 3 hereof, at $2.00 per share (the "Warrant Price"), subject to adjustment from time to time in accordance with Section 4 hereof and, as such price may from time to time be so adjusted,(hereinafter called the "Warrant Price per Share"), at any time or from time to time on and after the date hereof up to and including March 31, 1997 (such period being hereinafter called the "Exercise Period") .

        SECTION l.   Exercise of Warrant.  The rights represented by
this Warrant may be exercised by the holder hereof, in whole at any time or in part from time to time during the Exercise Period, but not as to a fractional share of common stock, by the surrender of this Warrant (properly endorsed) at the office of the Corporation, at 615 Willowbrook Lane, West Chester,
Pennsylvania 19382 (or at such other office of the Corporation in the United States of America as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Corporation), and by payment to the Corporation of the Warrant Price per Share for each share being purchased in cash or by certified check. In the event of any exercise of the rights represented by this Section 1, a certificate for the shares of common stock so purchased, registered in the name of the holder, shall be delivered to the holder hereof within a reasonable time, not exceeding ten



       04.02.002






business days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time. The certificate for shares of common stock issued upon exercise of this Warrant may bear a restrictive legend similar to the legend set forth on the face of this Warrant if counsel for the Corporation deems such legend to be necessary under applicable securities laws. The person in whose name any certificate for shares of common stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Warrant
Price per Share and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

        SECTION 2. Covenants as to Common Stock. The Corporation covenants and agrees that all shares of common stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens and charges with respect to the issue thereof. Without limiting the generality of the foregoing, the Corporation covenants that it will take all such other action as may be requisite to assure that the stated or par value per share of the common stock is at all times equal to or less than the then effective Warrant Price per Share of the common stock issuable upon exercise of this Warrant. The Corporation covenants and agrees that it will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its common stock to provide for the exercise of the rights represented by this Warrant.

        SECTION 3. Adjustment of Number of Shares. Upon each adjustment of the Warrant Price per Share as provided in Section 4, the holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Price per Share resulting from such adjustment, the number of shares obtained by multiplying the Warrant Price per Share in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price per Share resulting from such adjustment .



       04.02.003



        SECTION 4.   Adjustment of Warrant Price per Share.  The
Warrant Price per Share shall be subject to adjustment from time to time as follows:

           (i) If at any time during the Exercise Period any person shall be issued or granted the right to purchase or receive any shares of the Corporation's common stock without consideration or for a consideration per share less than the Warrant Price per Share then in effect immediately prior to the issuance or grant of the right to purchase or receive such shares of common stock, then, and thereafter successively upon each such new issuance or grant, the Warrant Price per Share in effect immediately prior to each such new issuance or sale shall forthwith be reduced to a price determined by

                                   Dividing

           (A) an amount equal to the sum of (I) the total number of shares of common stock outstanding and issuable upon the exercise of then outstanding rights immediately prior to such issuance or grant multiplied by the Warrant Price per Share in effect immediately prior to such issuance or grant, plus (II) the consideration, if any, received or receivable by the Corporation upon such new issuance or grant

                                      By

           (B) the total number of shares of common stock outstanding immediately after such issuance.


           (ii) If, at any time during the Exercise Period, the number of shares of common stock outstanding is increased by a stock dividend payable in shares of common stock or by a subdivision or split-up of shares of common stock, then, immediately following the record date fixed for the determination of holders of common stock entitled to receive such stock dividend, subdivision or split-up, the Warrant Price per Share in effect thereafter shall be determined by multiplying the Warrant Price per Share times a fraction, the numerator of which is the number of shares of common stock outstanding immediately prior to such stock dividend, stock division or split-up on a fully diluted basis and the denominator of which is the number of shares of common stock outstanding immediately after such stock dividend, stock division or split-up on a fully diluted basis.

        (iii) If, at any time during the Exercise Period, the number of shares of common stock outstanding is decreased by a combination of the outstanding shares of common stock, then, immediately following the record date for such combination, the Warrant Price per Share in effect thereafter shall be determined by multiplying the Warrant Price per Share times a fraction, the numerator of which is the number of shares of common stock



       04.02.004






outstanding immediately prior to such combination on a fully diluted basis and the denominator of which is the number of shares of common stock outstanding immediately after such combination on a fully diluted basis.

        (iv) In case, at any time during the Exercise Period, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the common stock) or of the sale of all or substantially all the properties and assets of the Corporation as an entirety to any other corporation or person, this Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which such holder would have been entitled if he had held the common stock issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale, The provisions of this clause (vi) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers and sales,

         (v) Whenever the Warrant Price per Share shall be adjusted as provided in this Section 4, the Corporation shall forthwith prepare a statement showing the facts requiring such adjustment and the Warrant Price per Share that shall be in effect after such adjustment, The Corporation shall cause a copy of such statement to be sent by first class mail, postage prepaid, to each holder of this Warrant at his address appearing on the Corporation's records.

        (vi) The sale or other disposition of any common stock theretofore held in the treasury of the Corporation shall be deemed to be an issuance thereof.

        (vii) The Corporation shall pay all documentary, stamp or other taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon exercise of all or any part of this Warrant; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of this Warrant,



       04.02.005



        SECTION 5. Transfer of Warrant. This Warrant and all rights hereunder are transferable, in whole or in part at the office of the Corporation at 615 Willowbrook Road, West Chester, Pennsylvania 19382 (or at such other office of the Corporation in the United States of America as it may designate by notice in writing to the holder hereof at the address of the holder appearing on the books of the Corporation) by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when so endorsed in blank, shall be deemed negotiable, and, when so endorsed the holder hereof may be treated by the Corporation and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise tie rights represented by this Warrant, or to the transfer hereof on the books of the Corporation any notice to the contrary notwithstanding; but until each such transfer on such books, the Corporation may treat the registered holder hereof as the owner hereof for all purposes.

        SECTION 6. Exchange of Warrant. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office of the Corporation designated hereunder for new Warrants of like tenor representing in the aggregate the rights to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

        SECTION 7. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the holder hereof would, except for the provisions of this
Section 7, be entitled under the terms hereof to receive a fraction of a share upon the exercise of this Warrant, the Corporation shall, upon the exercise of this Warrant, pay a sum in cash equal to the product obtained by multiplying such fraction by the fair market value of a share of the Corporation's common stock as determined in good faith by the Corporation's
Board of Directors.

        SECTION 8. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

        SECTION 9.   Registration Under Securities Act of 1933.
(a) The Corporation agrees that if, at any time during the Exercise Period the holder of this Warrant or the Warrant Shares




       04.02.006



who or which shall hold not less than 50% of the Warrants and/or the Warrant Shares outstanding at such time and not previously sold pursuant to this Section 5 request that the Corporation file a registration statement under the Act Covering not less than 50% of the Warrant Shares outstanding at such time and not so previously sold, the Corporation will (i) promptly notify each of the holders of the Warrants and/or the Warrant Shares that such registration statement will be filed and that the Warrant Shares which are then held, and/or may be acquired upon the exercise of the Warrants, by such holders will be included in such registration statement at such holders' request, (ii) cause such registration statement to cover all Warrant Shares which it has been so requested to include, (iii) use its best efforts to cause such registration statement to become effective as soon as practicable and (iv) take all other action necessary under any federal or state law or regulation of any governmental authority to permit all Warrant Shares which it has been so requested to include in such registration statement to be sold or otherwise disposed of, and will maintain such compliance with each such federal and state law and regulation of any governmental authority for the period necessary for such holders to effect the proposed sale or other disposition. The Corporation shall be required to effect a registration or qualification pursuant to this Subsection 9(a) on one occasion only.

        (b) The Corporation agrees that if, at any time and, from time to time during the Exercise Period, the Board of Directors of the Company shall authorize the filing of a registration statement ( any such registration statement being hereinafter called a "Subsequent Registration Statement") under the Act (otherwise than pursuant to Subsection 9(a) hereof, or other than a registration statement on Form S-B or other form which does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by it or any of its shareholders, the Corporation will, (i) promptly notify each of the holders of the Warrants and/or the Warrant Shares that such Subsequent Registration Statement will be filed and that the Warrant Shares which are then held, and/or which may be acquired upon the exercise of the Warrants, by such holders, will, at such holders' request, be included in such Subsequent Registration Statement, (ii) include in the securities covered by such Subsequent Registration Statement all Warrant Shares which it has been so requested to include, (iii) use its best efforts to cause such Subsequent Registration Statement to become effective as soon as practicable and (iv) take all other action necessary under any federal or state law or regulation of any governmental authority to permit all Warrant Shares which it has been so requested to include in such Subsequent Registration Statement to be sold or otherwise disposed of, and will maintain such compliance with each such federal and state law and regulation of any governmental




       04.02.007



authority for the period necessary for the Holder and such holders to effect the proposed sale or other disposition.

            (c) Whenever the Corporation is required pursuant to the provisions of this Section 9 to include Warrant Shares in a registration statement the Corporation shall (i) furnish each holder of any such Warrant Shares and each underwriter of such Warrant Shares with such copies of the prospectus, including the preliminary prospectus, conforming to the Act (and such other documents as each such holder or each such underwriter may reasonably request) in order to facilitate the sale or distribution of the Warrant Shares, (ii) use its best efforts to register or qualify such Warrant Shares under the blue sky laws (to the extent applicable) of such jurisdiction or jurisdictions as the holders of any such Warrant Shares and each underwriter of Warrant Shares being sold by such holders shall reasonably request and (iii) take such other actions as may be reasonably necessary or advisable to enable such holders and such underwriters to consummate the sale or distribution in such jurisdiction or jurisdictions in which such holders shall have reasonably requested that the Warrant shares be sold.


           (d) The Corporation shall pay all expenses incurred in connection with any registration or other action pursuant to the provisions of this Section other than underwriting discounts and applicable transfer taxes relating to the Warrant Shares.

           (e) The Corporation will indemnify the holders of Warrant Shares which are included in each Subsequent Registration Statement substantially to the same extent as they would indemnify an underwriter of a public offering of common stock pursuant to a customary underwriting agreement and such holders will indemnify the Corporation with respect to information furnished by them in writing to the Corporation for inclusion therein substantially to the same extent as an underwriter would indemnify a company.

        IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers under its corporate seal.


(SEAL)                                        GEMCO NATIONAL, INC.
Attest :

/s/ D. Ann Harper                             /s/









       04.02.008



                             FORM OF SUBSCRIPTION

                 [To be signed only upon exercise of Warrant]


To Gemco National, Inc.:

        The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________ shares of common stock of Gemco National, Inc, and herewith tenders payment of $_____ in full payment of the purchase price for such shares, and requests that the certificates for such shares be issued in the name of, and delivered to _________________________________ whose address is
_________________________________________________.



Dated :




                                          (Signature)



                                          (Address)



























       04.02.009



                              FORM OF ASSIGNMENT

               [To be signed only upon transfer of this Warrant]


        For value received, the undersigned hereby sells, assigns and transfers unto _____________________________ all of the rights represented by the within Warrant to purchase ___________ shares of common stock of Gemco National, Inc. to which the within Warrant relates, and appoints _______________ Attorney to transfer such right on the books of Gemco National, Inc. with full power of substitution in the premises.

Dated :



                                        (Signature)




                                        (Address)


Signed in the presence of:
_______________________________